SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive  Proxy  Statement
|_|  Definitive  additional  materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     BUILDING MATERIALS HOLDING CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

[BUILDINGS MATERIALS HOLDING CORPORATION LOGO]

                         ONE MARKET PLAZA, STEUART TOWER
                             26TH FLOOR, SUITE 2650
                          SAN FRANCISCO, CA 94105-1475

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 4, 2000

DEAR SHAREHOLDER:

     YOU ARE INVITED TO ATTEND BUILDING MATERIALS HOLDING CORPORATION'S 2000 ANNUAL MEETING OF SHAREHOLDERS ("ANNUAL MEETING"), WHICH WILL BE HELD AT THE GROVE HOTEL IN BOISE, IDAHO ON THURSDAY, MAY 4, 2000, AT 8:00 A.M. MOUNTAIN DAYLIGHT TIME FOR THE FOLLOWING PURPOSES:

     1. ELECT DIRECTORS TO SERVE FOR THE 2000 FISCAL YEAR AND UNTIL THEIR SUCCESSORS ARE ELECTED. (SEE "PROPOSAL 1 - ELECTION OF BOARD OF DIRECTORS.")

     2. ADOPT THE 2000 STOCK INCENTIVE PLAN. (SEE "PROPOSAL 2 - ADOPT THE 2000 STOCK INCENTIVE PLAN.")

     3. ADOPT THE SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN. (SEE "PROPOSAL 3 - ADOPT THE SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN.")

     4. TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

     OUR BOARD OF DIRECTORS HAS ESTABLISHED THE CLOSE OF BUSINESS ON MONDAY, MARCH 20, 2000, AS THE RECORD DATE FOR DETERMINING THE SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

     WE HOPE YOU WILL BE ABLE TO ATTEND. BUT IF YOU ARE UNABLE TO ATTEND, WE NEED YOUR VOTE. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT IT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING.

     IF YOU PLAN ON VOTING AT THE ANNUAL MEETING AND YOUR SHARES ARE HELD BY A BROKER, BANK, OR OTHER PERSON, YOU MUST BRING TWO ADDITIONAL ITEMS TO THE ANNUAL
MEETING: (I) A LETTER FROM THAT ENTITY WHICH CONFIRMS YOUR BENEFICIAL OWNERSHIP OF SHARES, AND (II) A PROXY ISSUED IN YOUR NAME.

     YOUR VOTE IS IMPORTANT TO US REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. IF YOU WISH, YOU MAY ALSO VOTE YOUR PROXY BY TELEPHONE OR THE INTERNET. AS A SHAREHOLDER YOU HAVE A UNIQUE CONTROL NUMBER AND INSTRUCTIONS PRINTED ON YOUR PROXY CARD TO ASSIST YOU IN VOTING BY TELEPHONE OR ON THE INTERNET. YOU MAY VOTE AS MANY TIMES AS YOU WISH AND YOUR LATEST VOTE WILL BE THE VOTE COUNTED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY ALSO VOTE IN PERSON OR BY YOUR PROXY.

     IF YOU HAVE ANY QUESTIONS, PLEASE DO NOT HESITATE TO CONTACT US.

                                         PAUL S. STREET

                                         /s/ PAUL S. STREET

                                         SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                         AND CORPORATE SECRETARY

SAN FRANCISCO, CALIFORNIA
APRIL 4, 2000

                     BUILDING MATERIALS HOLDING CORPORATION
                         ONE MARKET PLAZA, STEUART TOWER
                             26TH FLOOR, SUITE 2650
                          SAN FRANCISCO, CA 94105-1475

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

INTRODUCTION ...............................................................   3

INFORMATION CONCERNING VOTING ..............................................   3
     General Information ...................................................   3
     Date, Time and Place of Annual Meeting ................................   3
     Record Date; Shares Entitled to Vote ..................................   3
     Market for BMHC's Common Stock ........................................   3
     Quorum; Required Vote .................................................   3
     Revocability of Proxies ...............................................   4
     Solicitation ..........................................................   4

PROPOSAL 1 - ELECTION OF BOARD OF DIRECTORS ................................   5

PROPOSAL 2 - ADOPT THE 2000 STOCK INCENTIVE PLAN ...........................   7

PROPOSAL 3 - ADOPT THE SECOND AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR STOCK PLAN ...........................................  11

TAX INFORMATION ............................................................  12

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS ..........................  14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ............................  15

EXECUTIVE COMPENSATION AND OTHER INFORMATION ...............................  17
     Summary of Cash and Certain Other Compensation ........................  17
     Stock Option Grants in the Last Fiscal Year ...........................  19
     Aggregated Stock Options ..............................................  20
     Compensation of Directors .............................................  21
     Severance and Change of Control Agreements ............................  21
     Compensation Committee Interlocks and Insider Participation ...........  22

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ....................  22

PERFORMANCE GRAPH ..........................................................  25

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS ...............................  26

SHAREHOLDER PROPOSALS ......................................................  26

SHAREHOLDER NOMINATION OF DIRECTORS ........................................  27

OTHER MATTERS ..............................................................  27

APPENDIX A:  2000 STOCK INCENTIVE PLAN

APPENDIX B:  SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN

                                  INTRODUCTION

     Building Materials Holding Corporation ("BMHC" or the "Company"), through its wholly-owned subsidiaries BMC West Corporation and BMHC Framing, Inc., is a leading provider of building materials and services to professional new residential, commercial and industrial contractors as well as professional repair and remodel contractors and builders. BMHC distinguishes itself from its competitors by providing its customers with full-service capabilities, including building materials and value-added products; superior service, including experienced salespeople; and efficient, on-time delivery. The Company currently operates, through BMC West Corporation, 53 building materials centers in California, Colorado, Idaho, Montana, Nevada, Oregon, Texas, Utah, Washington and Wyoming. In addition, BMHC Framing, Inc. owns minority interests in Knipp Brothers Industries, LLC, and KBI Distribution, LLC, a framing and a distribution business in Arizona and Nevada.

                          INFORMATION CONCERNING VOTING

GENERAL INFORMATION

     We have sent you the enclosed proxy because BMHC's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement is designed to provide you with information to assist you in voting your shares. It summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission. The purpose of the Annual Meeting is for the holders of BMHC's common stock to consider and vote on the following proposals:

     1. Elect directors to serve for the 2000 fiscal year and until their successors are elected.

     2.   Adopt the 2000 Stock Incentive Plan.

     3.   Adopt the Second Amended and Restated Non-Employee Director Stock
          Plan.

     4. Transact such other business as may properly come before the meeting or any adjournment of the meeting.

DATE, TIME AND PLACE OF ANNUAL MEETING

     The Annual Meeting will be held on Thursday, May 4, 2000, at 8:00 a.m. Mountain Daylight Time, at The Grove Hotel in Boise, Idaho. BMHC intends to mail this Proxy Statement and accompanying proxy card on or about April 4, 2000, to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE

     BMHC's Board of Directors fixed the close of business on Monday, March 20, 2000, as the record date (the "Record Date") for determining BMHC's shareholders entitled to vote at the Annual Meeting. Only the holders of record of BMHC's common stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 20, 2000, there were 12,700,686 shares of common stock outstanding.

MARKET FOR BMHC'S COMMON STOCK

     BMHC's common stock is listed for quotation on the Nasdaq Market System under the symbol "BMHC." On the Record Date, the fair market value of BMHC's common stock as reported by the Nasdaq Market System at the close of trading was $8.875.

QUORUM; REQUIRED VOTE

     On the Record Date, there were 12,700,686 shares of outstanding common stock of BMHC and approximately 4,855 holders of record. You are entitled to one vote for each share of common stock of BMHC that you hold as of the Record Date on each of the matters to be voted on at the Annual Meeting. You do not have cumulative voting rights. A quorum consisting of at least 6,350,343 shares is necessary to hold a valid meeting. If at least 6,350,343 shares of the total 12,700,686 shares entitled to vote at the Annual Meeting are cast, either in person or by proxy, a quorum will exist.

     The inspectors of election appointed for the Annual Meeting will tabulate all votes. They will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes will be included in determining the number of shares present and voting at the Annual Meeting. Abstentions will count toward the quorum requirement, and they will have the same effect as negative votes. Broker non-votes will be counted toward a quorum, but will not be counted in determining whether a matter is approved.

REVOCABILITY OF PROXIES

     You may revoke your proxy at any time before it is voted. You may revoke your proxy by filing a written notice of revocation or a duly executed proxy with a later date with the Secretary of BMHC at its executive office located at One Market Plaza, Steuart Tower, 26th Floor, Suite 2650, San Francisco, CA 94105-1475, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

SOLICITATION

     BMHC will pay the entire cost for solicitation of proxies. Copies of the solicitation materials will be sent to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of BMHC's common stock beneficially owned by others to forward to such beneficial owners. BMHC may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Directors, executive officers, or other regular BMHC employees may supplement the original solicitation of proxies. BMHC will not pay its directors, executive officers, or regular employees any additional compensation for this service.

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


                                   PROPOSAL 1

                         ELECTION OF BOARD OF DIRECTORS

     BMHC's Board of Directors has nominated nine people to fill the nine Board positions authorized in BMHC's Bylaws. Each nominee will be elected to hold office until the next annual meeting of shareholders and until a successor is elected and has qualified, or until a director's earlier death, resignation, or removal.

If elected, each nominee has agreed to serve, and the Board has no reason to believe that any nominee will be unable to serve. If a nominee is unable to stand for election as a result of an unexpected occurrence, the Board may substitute a nominee and allocate the voted shares for another person of its choice. It is intended that the executed proxies be voted for the election of the nine nominees, unless the authority to do so is withheld. The nine nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as BMHC directors.

GEORGE E. MCCOWN - Mr. McCown (64) is Chairman of BMHC's Board of Directors and has been a director since 1987. He was co-founder and has been a Managing General Partner of the MDC Management Companies, the general partner of McCown De Leeuw & Co., since 1984, and was instrumental in financing and executing the leveraged buy-out of the Company in 1987. Mr. McCown currently serves as the Vice-Chairman of the Board of Directors of Vans, Inc. and as a director of the following publicly held companies: FiberMark, Inc. and Aurora Foods, Inc. Mr. McCown also serves as a director of several privately held companies.

ROBERT E. MELLOR - Mr. Mellor (56) is the President and Chief Executive Officer of BMHC, and has served as a director since 1991. Mr. Mellor was previously Of Counsel with the law firm of Gibson, Dunn & Crutcher LLP from 1990 through February 15, 1997. He also serves as a director of Coeur d'Alene Mines Corporation and The Ryland Group, Inc.

ALEC F. BECK - Mr. Beck (43) has served as a director since 1996. He joined Stripling-Blake Lumber Company, Inc. ("SBLC"), an Austin, Texas building materials retailer, in 1974, and served as President from 1983 until 1995 when certain assets of SBLC were sold to the Company.

H. JAMES BROWN - Dr. Brown (59) has served as a director since 1991. He is currently the President and Chief Executive Officer for the Lincoln Institute of Land Policy. Dr. Brown was a professor at the Kennedy School of Government, Harvard University, from 1970 to 1996, and served as the director of the Joint Center for Housing Studies at Harvard University. He also serves as a director of American Residential Investment Trust.

WILBUR J. FIX - Mr. Fix (72) has served as a director since 1991. He served as Chairman and Chief Executive Officer of The Bon Marche from 1980 until his retirement in February 1993. He is also a member of the advisory council for the Institute of Retail Studies for the College of the Desert in Palm Desert, California. He currently serves as a director of Vans, Inc., and several privately held companies.

ROBERT V. HANSBERGER - Mr. Hansberger (79) has served as a director since 1988. He is Chairman of the Board of Directors and past Chief Executive Officer of Futura Corporation, a privately held diversified holding company. Mr. Hansberger, a founder of Boise Cascade Corporation, served as its President, Chief Executive Officer and Chairman of the Board of Directors from 1957 to 1972. He currently serves as a director of MK Gold Corporation and SCP Global Technologies and several privately held companies.

DONALD S. HENDRICKSON - Mr. Hendrickson (69) retired as President and Chief Executive Officer of BMC West Corporation in 1998. He has served as a director since 1987. Mr. Hendrickson currently serves as a trustee of Albertson College of Idaho.

GUY O. MABRY - Mr. Mabry (73) has served as a director since 1991. He previously served as Executive Vice President of Owens-Corning Fiberglas Corporation from 1986 until his retirement in 1990. Mr. Mabry was a Senior Vice President of Owens-Corning from 1980 to 1986.

PETER S. O'NEILL - Mr. O'Neill (62) has served as a director since 1993. He is the founder of O'Neill Enterprises, Inc., a residential development and home building company, and has served as its President since 1989. He previously founded River Run Development Company in 1979. Mr. O'Neill has served as a director of various local and national economic and urban development organizations. He currently serves on the Board of Trustees and Executive Committee of Albertson College of Idaho and The Nature Conservancy of Idaho. He is a member of the Urban Land Institute and is currently serving as a director of IdaCorp and Idaho Power Company.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 1.

                                   PROPOSAL 2

                       ADOPT THE 2000 STOCK INCENTIVE PLAN

     At the Annual Meeting, shareholders will be asked to approve the Company's 2000 Stock Incentive Plan (the "Incentive Plan"), which was adopted by the Company's Board of Directors (the "Board") on February 18, 2000, subject to approval by the Company's shareholders.

WHY ARE WE SEEKING APPROVAL OF A NEW INCENTIVE PLAN?

     The Company currently has three stock option plans for employees of the Company in effect, covering an aggregate of 1,209,500 shares of common stock, of which options for 1,201,461 shares are currently outstanding. The existing plans cover approximately 9.5% of the Company's outstanding stock. Each of the plans has somewhat different provisions and restrictions, which hamper efficient administration of the plans. The older plans also do not take into account recent developments in compensation plans or provide flexibility in the type of awards that may be granted in order to maximize employee retention and incentive purposes. Accordingly, the Company is proposing the adoption of the new Incentive Plan, which provides broad flexibility to the Board to provide stock-based incentives to employees. Directors who are not employees are not permitted to participate in the new Incentive Plan.

     In connection with the proposed new Incentive Plan, the Board will freeze all of the existing plans, and no new options will be granted under the old plans. The new Incentive Plan will be the exclusive vehicle for the grant of stock-based incentives to employees. The new Incentive Plan provides for the grant of awards covering up to 600,000 shares of common stock or approximately 4.7% of the outstanding stock. The new Incentive Plan contains a provision which allows annual additions to the option pool covered by the Incentive Plan, provided that the number of shares subject to the new Incentive Plan may never exceed 1,100,000 shares (as adjusted for stock splits and stock dividends).

     The Company believes that the new Incentive Plan will provide significant benefits to the Company and its shareholders with resulting dilution falling within acceptable limits.

     The following summary of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan, which is set forth as Appendix A to this Proxy Statement.

GENERAL INFORMATION

     The Incentive Plan provides for the issuance of various types of stock awards to employees, independent contractors and consultants (each, a "Participant") of the Company or any of its direct or indirect subsidiaries, including employees of Knipp Brothers Industries LLC or any of its affiliates, or any corporation that becomes a subsidiary after adoption of the Incentive Plan. The purpose of the Incentive Plan is to enable the Company and its subsidiaries to attract, retain and motivate Participants by providing for or increasing the proprietary interests of those Participants in the Company.

AWARDS

     The Compensation Committee of the Board (the "Committee"), on behalf of the Company, is authorized under the Incentive Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of the Incentive Plan. The entering into of any such arrangement is referred to as a "grant" of an "Award."

     Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents,

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


performance units or performance shares, and an Award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

     Awards may be granted, and shares of the common stock may be issued pursuant to Awards, for any lawful consideration, as determined by the Committee, including services rendered or to be rendered by recipients of Awards.

     Subject to the provisions of the Incentive Plan, the Committee, in its sole and absolute discretion, determines all of the terms and conditions of each Award granted under the Incentive Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of the Award to pay the purchase price of the common stock or other property issuable pursuant to the Award, or the recipient's tax withholding obligation with respect to the issuance, in whole or in part, by any one or more of: (a) the delivery of cash, (b) the delivery of other property deemed acceptable by the Committee, (c) the delivery of previously owned shares of capital stock of the Company, or (d) a reduction in the amount of common stock or other property otherwise issuable pursuant to the Award;

          (ii) a provision conditioning or accelerating the receipt of benefits pursuant to Awards, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company, or a recapitalization of the Company;

          (iii) a provision relating to the status of Awards to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

          (iv) a provision that upon a termination of employment for cause, the Participant will not be entitled to exercise any Award or other rights at any time after such termination; and

          (v) a provision entitling a Participant (or a permitted transferee of such Participant's rights) to exercise non-statutory stock options for a period of 36 months from the date of the Participant's retirement from employment after age 65 in accordance with the Company's then-current retirement policy, to the extent the Participant (or permitted transferee) was entitled to exercise such non-statutory stock options on the date of the Participant's retirement, provided that the exercise is in no event after expiration of the term of the option.

     All grants of Awards under the Incentive Plan, which are Incentive Stock Option Awards, will be at 100% of the Fair Market Value (as defined below) of the shares underlying the common stock as of the date of grant. Other Awards granted may be granted at prices not less than 85% of Fair Market Value.

EXERCISE AND TERMINATION OF AWARDS

     The terms and conditions applicable to the exercise of Awards and the events or occurrences which may trigger the acceleration, termination or forfeiture of such Awards under the Incentive Plan will be set forth in the applicable Awards agreements entered into between the Company and the respective Participants.

DEFINITION OF FAIR MARKET VALUE

     For purposes of the Incentive Plan, "Fair Market Value" of the common stock means (i) if the common stock is listed on the Nasdaq National Market, the closing sales price on the relevant date as reported in the WALL STREET JOURNAL,
(ii) if the common stock is not listed on the Nasdaq National Market, the average of the closing bid and asked prices per share in the over-the-counter market as quoted on Nasdaq on the relevant date, or (iii) if the common stock is not listed on the Nasdaq National Market or quoted on Nasdaq, an amount determined in good faith by the Board or Compensation Committee.

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


STOCK SUBJECT TO THE INCENTIVE PLAN

     The aggregate number of shares of Common Stock issued and issuable pursuant to incentive stock options ("Incentive Stock Options") granted under the Incentive Plan may not exceed 600,000 shares, and the aggregate number of shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under the Incentive Plan may not exceed 600,000 shares, plus an automatic annual increase on the first day of each of the Company's fiscal years beginning in 2001 equal to the lesser of 100,000 shares or two percent (2%) of the total number of shares outstanding on the last day of the immediately preceding fiscal year or, alternatively, an amount determined by the Board; provided, however, that the maximum number of shares issuable under the Incentive Plan, will in no event exceed 1,100,000 shares (as adjusted for stock splits and stock dividends). In addition, in no event may the total number of shares granted in any one year under the Incentive Plan to any one individual exceed 100,000 shares.

     The aggregate number of shares issued and issuable pursuant to Awards granted under the Incentive Plan at any time will be deemed to be equal to the sum of (i) the number of shares that were issued prior to that time pursuant to Awards granted under the Incentive Plan, other than shares that were subsequently reacquired by the Company pursuant to the terms and conditions of those Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends, plus (ii) the maximum number of shares that are or may be issuable at or after that time pursuant to Awards granted under the Incentive Plan prior to that time.

DURATION

     No Awards may be made under the Incentive Plan after February 18, 2010. Although shares of the common stock may be issued after February 18, 2010 pursuant to Awards made on or prior to that date, no shares will be issued under the Incentive Plan after February 18, 2020.

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee of the Board (the "Committee") consisting of two or more outside directors. Subject to the provisions of the Incentive Plan, the Committee is authorized and empowered to do all things necessary or desirable in connection with the administration of the Incentive Plan, including, without limitation: (i) adopting, amending and rescinding rules and regulations relating to the Incentive Plan; (ii) determining which persons are Participants and to which of such Participants, if any, Awards will be granted; (iii) granting Awards to Participants and determining the terms and conditions thereof, including the number of shares issuable pursuant thereto; (iv) accelerating the exercisability of an Award or extending the period during which an owner of an Award may exercise his or her rights under such Award (but not beyond the termination date of the Incentive
Plan); (v) determining whether and the extent to which adjustments are required pursuant to the Incentive Plan in the event of a recapitalization of the Company; and (vi) interpreting and construing the Incentive Plan and the terms and conditions of any Award granted under the Incentive Plan. The Incentive Plan prohibits repricing of awards and the issuance of new awards in exchange for cancellation of outstanding awards.

ADJUSTMENTS

     If the outstanding securities of the class then subject to the Incentive Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of those outstanding securities, in any case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction provide otherwise, the Committee will make appropriate adjustments in (i) the number and type of shares or other property that may be acquired pursuant to Incentive Stock Options and other Awards previously granted under the Incentive Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Incentive Plan, and
(iii) the maximum number of shares for which Awards may be

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granted during any one calendar year; provided,  however, that no adjustment may be made to the number of shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares with respect to which Incentive Stock Options may be granted under the Incentive Plan to the extent the adjustment would result in those options being treated as other than Incentive Stock Options; provided, further, that no adjustment will be made to the extent the Committee determines that the adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to
Awards  by  causing  the  compensation  to  be  other  than   "performance-based
compensation" within the meaning of Section 162(m)(4)(C) of the Code.

AMENDMENT AND TERMINATION

     The Board may amend or terminate the Incentive Plan at any time and in any manner, provided that:

          (i) no such amendment or termination may deprive the recipient of any Award or right previously granted under the Incentive Plan, without the consent of such recipient, and

          (ii) each amendment to the Incentive Plan will require approval by the Company's shareholders, to the extent required to comply with Sections 422 and 162(m) and other applicable provisions of or rules under the Code, but only if the amendment would:

               (a) increase the maximum number of shares that may be issued pursuant to (1) all Awards granted under the Incentive Plan, (2) all Incentive Stock Options granted under the Incentive Plan, or (3) Awards granted under the Incentive Plan during any calendar year to any one Participant;

               (b) change the class of persons eligible to receive Awards under the Incentive Plan;

               (c) affect compliance of the Incentive Plan with applicable provisions of the Code.

     The Incentive Plan does not permit repricing of Awards.

NO SHAREHOLDER RIGHTS AND EMPLOYMENT RIGHTS

     A Participant will have no shareholder rights with respect to common stock subject to his or her outstanding Awards until such common stock is purchased in accordance with the provisions of the Incentive Plan. Nothing in the Incentive Plan confers upon the Participant any right to continue in the employ of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 2000 STOCK INCENTIVE PLAN.

                                   PROPOSAL 3

     ADOPT THE SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN

     At the Annual Meeting, shareholders will be asked to approve the Company's Second Amended and Restated Non-Employee Director Stock Plan (the "Director Plan"), which was adopted by the Board on February 18, 2000, subject to approval by the Company's shareholders. The new Director Plan is intended to replace the Amended and Restated Non-Employee Director Stock Option Plan (the "Prior Director Plan") that is currently in effect.

WHY ARE WE SEEKING APPROVAL OF A NEW NON-EMPLOYEE DIRECTOR PLAN?

     The Prior Director Plan, which covers an aggregate of 187,500 shares of common stock of which options for 99,000 shares are currently outstanding, provides for the annual grant to each non-employee director of a 10-year option to purchase 2,250 shares of the Company's common stock, at a purchase price equal to the fair market value of the shares as of the date of grant. Under the Prior Director Plan, non-employee directors generally cannot exercise an option until one year after the date of grant. Accordingly, the compensation to non-employee directors is illiquid, and the value of the compensation is uncertain, for the year following the date of grant. To provide greater liquidity to the compensation of non-employee directors, and to provide greater consistency and predictability as to the value of such compensation, the Company is proposing to adopt the new Director Plan which provides for the direct annual grant to each non-employee director shares of common stock worth $25,000 as of the date of grant.

     The new Director Plan provides for the grant of up to 187,500 shares of common stock, and accordingly does not increase the number of shares that may be granted to non-employee directors. The administration, termination and amendment provisions of the Prior Director Plan and the new Director Plan are also substantially similar.

     The following summary of the new Director Plan is qualified in its entirety by reference to the complete text of the Plan, which is set forth as Appendix B to this Proxy Statement.

GENERAL INFORMATION

     The purpose of the Director Plan is to promote the interests of the Company by attracting and retaining highly qualified independent directors by providing such individuals with an investment interest in the Company's future success.

NONDISCRETIONARY AWARDS

     Under the Director Plan, each member of the Board who is not a full or part-time employee of the Company or any parent or subsidiary (each, an "Eligible Director") will automatically receive shares of common stock as follows:

          (i) INITIAL ISSUANCES. With respect to each person who becomes an Eligible Director after the effective date of the Director Plan, the Company will issue to such Eligible Director, on the date that such person becomes an Eligible Director, the number of shares equal to $25,000 divided by the closing price on the issue date of one share on the Nasdaq National Market, rounded up to the nearest 100 shares, for a purchase price of $0.01 per share.

          (ii) REGULAR ANNUAL ISSUANCES. Each year on the date that the Company's shareholders hold their regular annual meeting, immediately after the election of directors, the Company will issue to each Eligible Director the number of shares equal to $25,000 divided by the closing price on the issue date of one share on the Nasdaq National Market, rounded up to the nearest 100 shares, for a purchase price of $0.01 per share.

TERMS OF AWARDS

     If an Eligible Director's membership on the Board terminates for any reason, no further shares will be issued under the Director Plan to such former Eligible Director on or after such date of termination.

     In connection with the issuance of shares under the Director Plan, the Company may require payment to the Company by the Eligible Director of an amount sufficient to satisfy federal, state and local withholding tax requirements.

ADMINISTRATION

     The Director Plan is administered by the Board, which has complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Director Plan. Notwithstanding the foregoing, the Company has no authority or discretion as to the persons eligible to receive shares under the Director Plan, which matters are specifically governed by the provisions of the Director Plan.

SHARES SUBJECT TO THE DIRECTOR PLAN

     A total of 187,500 shares are reserved for issuance under the Director Plan, subject to appropriate adjustment in the event of changes in the Company's capitalization through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any other capital reorganization.

AMENDMENT AND TERMINATION

     The Board may amend the Director Plan at any time; provided, however, that no amendment adopted without shareholder approval may (i) increase the number of shares which may be issued under the Director Plan, (ii) modify the requirements as to eligibility for participation, (iii) materially increase the benefits accruing under the Director Plan, or (iv) change the nondiscretionary manner in which awards are made.

     The Board at any time may suspend or terminate the Director Plan. The Director Plan, unless sooner terminated, will terminate on February 19, 2008.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
          VOTE "FOR" APPROVAL OF THE ADOPTION OF THE SECOND AMENDED AND
                   RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN.

                                 TAX INFORMATION

     The following discussion of the federal income tax consequences to the Company of the Incentive Plan and Director Plan (collectively, the "Plans") is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plans or of Awards thereunder. The following is only a brief summary of general federal income tax rules. Recipients of Awards should not rely on this summary for individual tax advice, as the consequences of any particular Award will depend on the Participant's individual circumstances and the nature of the Award. Participants are advised to consult their tax advisors prior to exercise of options or other Awards or dispositions of stock acquired pursuant to Awards.

     Incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

     In general, an optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an ISO. However, an optionee could be subject to the alternative minimum tax as a result of the exercise of an ISO. In addition, if an optionee disposes of shares acquired pursuant to exercise of an ISO within one year after the date of exercise or two years after the date of grant of such ISO, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the excess of the amount realized on disposition over the optionee's adjusted basis in the shares (usually the exercise price) or (ii) the excess of the fair market value of the shares on the exercise date over the exercise price. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. The balance of the consideration received on such a disposition will be capital gain.

     An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise; and the Company will be entitled to a tax deduction equal to that amount.

     Participants generally are required to recognize ordinary income with respect to incentive stock (and the Company is entitled to a deduction) equal to the fair market value of the shares (less any amount paid to acquire the shares) when the shares are both received and no longer subject to vesting restrictions, except that a Participant who receives incentive stock that is subject to vesting restrictions and who properly makes an election under Section 83(b) of the Code (an "83(b) election") within 30 days of receipt will recognize ordinary income (and the Company will be entitled to a deduction) based on the value of the underlying shares (determined without regard to the vesting restrictions) on the date of initial receipt (as opposed to the date of vesting).

     Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the Plans by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

     The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Award or grant, and may require the Participant to pay such taxes as a condition to exercise of an Award.

     The terms of the agreements or other documents pursuant to which specific Awards are made under the Plans may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the Participant, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a Participant will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments.

     Awards under the Plans may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to any compensation relating to an Award that is paid to a Covered Employee (as defined in Section 162 of the Code). Compensation for any year that is attributable to an Award granted to a Covered Employee and that does not so qualify may not be deductible by the Company to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1999, the Board of Directors met five times. In addition to the full Board meetings, some directors also attended meetings of Board committees. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee is authorized by the Board of Directors to review and supervise the financial controls of BMHC. This includes selecting BMHC's independent accountants, acting upon recommendations of the independent public accountants, reviewing BMHC's proposed budgets, and taking such further actions as the Committee deems necessary. The Audit Committee consists of Messrs. Fix, who is Chairman, Beck, Brown, and Hendrickson, and met once during the fiscal year ended December 31, 1999. The Chairman met with management and independent accountants three times during the year.

     The Compensation Committee is authorized by the Board of Directors to set salaries and incentive compensation, stock options and retirement plans for BMHC's executive officers and employees. The Compensation Committee consists of Messrs. O'Neill, who is Chairman, Hansberger, and Mabry, and met five times during the fiscal year ended December 31, 1999.

     During the fiscal year ended December 31, 1999, all of the directors attended at least 75% of all of the meetings of the Board of Directors and those committees on which they served during the fiscal year.

     For information regarding compensation received by a director, see "Executive Compensation and Other Information-Compensation of Directors" and "Certain Relationships and Other Transactions."

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     This table details the amount of BMHC's common stock owned as of March 20, 2000, by each person who is known by BMHC to beneficially own more than 5% of BMHC's common stock. The table also shows information concerning beneficial ownership by all directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

                           BENEFICIAL OWNERSHIP TABLE

--------------------------------------------------------------------------------
                                                        Beneficial Ownership(1)
                                                        Number of   Percent of
BENEFICIAL OWNERS:                                       Shares      Total(2)

ICM Asset Management, Inc.                              1,276,550      10.1%
601 Main Avenue, Suite 917
Spokane, WA 99201

WM Advisors                                             1,259,474       9.9%
1201 Third Avenue, Ste. 1400
Seattle, WA 98101

Becker Capital Management                                 944,732       7.4%
1211 Southwest Fifth Avenue, Suite 2185
Portland, OR 97204

Dimensional Fund Advisors                                 928,400       7.3%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401

DIRECTORS AND EXECUTIVE OFFICERS:

   George E. McCown, Chairman
   of the Board of Directors                              109,720        *

   Robert E. Mellor, President and
   Chief Executive Officer
   and Director(5)                                        101,686        *

   Richard F. Blackwood,
   Executive Vice President(4, 5)                          60,847        *
   President, Intermountain
   Division - BMC West

   Ellis C. Goebel,
   Senior Vice President, Finance(4, 5)
   and Treasurer                                           59,657        *

   Paul S. Street, Senior Vice President,
   General(4, 5) Counsel and Secretary                      9,800        *


   William E. Smith, Vice President,
   President, SouthCentral Division -
   BMC West(4, 5)                                           6,338        *

   Alec F. Beck, Director(5)                               13,119        *

   H. James Brown, Director(5)                             23,250        *

   Wilbur J. Fix, Director(5)                              26,250        *

   Robert V. Hansberger, Director(3, 5)                    39,750        *

   Donald S. Hendrickson, Director, (4, 5, 7)             109,569

   Guy O. Mabry, Director(5)                               18,250        *

   Peter S. O'Neill, Director(5)                           23,250        *

All directors and executive officers
as a group (13 persons):(6)                               601,486       4.7%

------------------------------------------------------

*    Represents holdings of less than 1%.

1 This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13G, if any, filed with the Securities and Exchange Commission ("SEC"). Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power regarding the shares shown as beneficially owned by the shareholder.

2 The percentage of stock ownership is based on 12,700,686 outstanding shares of BMHC's common stock, adjusted as required by the rules promulgated by the SEC.

3 Includes 16,500 shares held of record by Mr. Hansberger's wife. Mr. Hansberger disclaims beneficial ownership of these shares.

4 Includes shares purchased through BMHC's 401(k) Plan and held indirectly during 1999: Mr. Mellor, 226; Mr. Blackwood, 1,091; Mr. Goebel, 949; Mr. Hendrickson, 1,262; Mr. Smith, 138; and Mr. Street, -0-. These figures represent the shares purchased through BMHC's 401(k) Plan and held indirectly as of 1999. The shares to be issued for the 2000 fiscal year have not been allocated as of the date of this Proxy Statement.

5 Includes the shares which certain BMHC directors and executive officers have the right to acquire within 60 days after the date of this table pursuant to outstanding options. The shares which these directors and executive officers are eligible to acquire are as follows: Mr. Mellor, 61,460; Mr. Beck, 9,000; Mr. Blackwood, 47,631; Mr. Brown, 21,250; Mr. Fix,
     23,250; Mr. Goebel, 35,271; Mr. Hansberger, 23,250; Mr. Hendrickson, 87,057; Mr. Mabry, 15,750; Mr. O'Neill, 23,250; Mr. Smith, 6,200; and Mr.
     Street, 3,000; all directors and executive officers as a group, 356,369.

6    Includes shares described in the notes above.

7    Mr. Hendrickson has disclaimed beneficial ownership of 49,000 shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     This table details certain summary information concerning compensation paid to or accrued by BMHC on behalf of BMHC's chief executive officer and each of BMHC's other executive officers (determined as of the end of the last fiscal year) (the "Named Executive Officers") for the fiscal years ended December 31, 1997, December 31, 1998, and December 31, 1999.

                           SUMMARY COMPENSATION TABLE



                                                           Long-Term
                                                          Compensation
                                                         +-----------+
                                 Annual Compensation     | Awards(3) |
---------------------------------------------------------+-----------+---------
                                                 Other   |           |
         Name                                    Annual  |Securities |All Other
          And                                    Compen- |Underlying | Compen-
       Principal                        Bonus    sation  | Options   | sation
       Position       Year  Salary($)  ($)(1)    ($)(2)  |   (#)     | ($)(5)
---------------------------------------------------------+-----------+---------
Robert E. Mellor      1999   375,000   417,700     --    | 45,000(7) |  63,967
President and Chief                                      |           |
Executive Officer     1998   275,000   278,094     --    | 14,900(4) |  37,350
                                                         |           |
                      1997   240,624   181,240     --    |100,000(6) |  18,213
---------------------------------------------------------+-----------+---------
Richard F. Blackwood  1999   200,000   204,900     --    | 20,000(7) |  33,794
Executive Vice                                           |           |
President and         1998   187,083   158,048   50,200  |  6,860(4) |  28,058
President -                                              |           |
Intermountain         1997   155,000    70,412     --    |  6,000(4) |  30,773
Division - BMC West                                      |           |
---------------------------------------------------------+-----------+---------
Ellis C. Goebel       1999   185,000   205,700     --    | 15,000(7) |  30,794
Senior Vice                                              |           |
President, Finance    1998   170,500   172,418     --    |  6,160(4) |  25,056
and Treasurer                                            |           |
                      1997   140,500    75,763     --    |  4,040(4) |  22,932
---------------------------------------------------------+-----------+---------
William E. Smith,(8)  1999   180,000   185,820     --    | 16,000(7) |  28,195
Vice President                                           |           |
and President -       1998   175,000   132,125     --    |     --    |  3,913
SouthCentral                                             |           |
Division - BMC West   1997    23,000     8,158     --    |  5,000    |  130
---------------------------------------------------------+-----------+---------
Paul S. Street,                                          |           |
Senior Vice                                              |           |
President,                                               |           |
General Counsel       1999   165,000   200,900     --    | 10,000(7) | - 0 -
and Secretary                                            |           |
                      1998       N/A       N/A     N/A   |    N/A    |   N/A
                                                         |           |
                      1997       N/A       N/A     N/A   |    N/A    |   N/A
-------------------------------------------------------------------------------

1 Each year BMHC has adopted a bonus plan for its key management personnel, including executive officers. For the fiscal year ended December 31, 1999, 324 of BMHC's 4,216 employees were eligible to participate in a bonus plan. The Compensation Committee determines the final size of the bonus pool. Distribution of the officer bonus pool is based on each person's salary and each individual officer's performance against predetermined objectives.

     The President and Chief Executive Officer of BMHC participates in the same bonus plan as the other executive officers. In 1999, Mr. Mellor received a bonus of $417,700, and none of his performance stock options vested.

2 Consists of proceeds received on the exercise of options equal to the difference between the exercise price and the market price on the exercise date. Certain incidental personal benefits that are furnished to BMHC's executive officers, not otherwise disclosed in this Proxy Statement, may result from expenses incurred in attracting and retaining qualified personnel. For fiscal year 1999, the incremental cost to BMHC to provide these incidental personal benefits did not exceed the lesser of $50,000 or 10% of the compensation reported in the Summary Compensation Table for any Named Executive Officer, or, with respect to all executive officers as a group, the lesser of $50,000 multiplied by the number of persons in such group or 10% of the compensation reported in the table for the group.

3 BMHC has no stock appreciation rights (SARs). The awards consist of stock options granted under the 1992 Non-Qualified Stock Option Plan, as amended ("1992 Plan"). Options vest at a rate of 20% per year, unless, pursuant to the terms of the 1992 Plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

4 The awards consist of stock options granted under the 1993 Employee Stock Option Plan, as amended ("1993 Plan"). Options vest at a rate of 20% per year unless, pursuant to the terms of the 1993 Plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

5 Consists of BMHC's matching payments under its savings and retirement plan (the "401(k) Plan"). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, eligible employees may elect to contribute on a tax-deferred basis from 1% to 15% of their total compensation, subject to statutory limitations. Prior to April 1, 1997, BMHC matched 50% of the first 2% of an employee's contribution and 25% of the next 3% of an employee's contribution. Since April 1, 1997, BMHC has matched 50% of the first 3% and 25% of the next 2% of each employee's contribution. As of April 1, 1999, BMHC matched 50% of the first 6% of an employee's contribution. The increased match was funded by a modification to the 401(k) Profit Sharing Stock Plan. Plan participants invest their individual accounts in selected investment alternatives made available under the 401(k) Plan. BMHC's matching contributions during the last fiscal year to its Named Executive Officers were as follows: Robert E. Mellor, $4,961; Richard F. Blackwood, $4,392; Ellis C. Goebel, $4,475, William E. Smith, $4,463; and Paul S. Street, $-0-.

     BMHC adopted a supplemental executive retirement plan ("SERP") to supplement the 401(k) Plan. The goal of the SERP is to provide an overall plan enabling employees to retire at age 65 with 30 years of service at an income level of at least 60% of pre-retirement pay. The retirement value target takes into consideration Social Security and 401(k) Plan benefits. In 1999, BMHC agreed to fund the SERP for executive officers with funds between 12.8%-14.7% of each executive officer's current base salary (these contributions are included in the table). Contributions are based on a percentage of BMHC's earnings after taxes, up to an amount not to exceed 15% of base salaries. BMHC has complied with Internal Revenue Code ss. 3121(v) which requires that social security taxes be withheld from any employer contributions made to a supplemental executive retirement plan. Other compensation includes the 401(k) matching contributions listed above with the balance consisting of contributions made to each individual's supplemental retirement plan.

     Contributions made with respect to participants who are not considered highly compensated individuals under IRS regulations are used to acquire shares of BMHC's common stock. These contributions are allocated based upon individual base salary in excess of $20,000 and are added to the participants' 401(k) Plan accounts. Highly compensated individuals participate in a non-qualified plan in which they receive a number of units determined by dividing the allocated contribution by the average year-end closing price of BMHC's common stock for the prior five years. The value of a participant's account at any time is equal to the number of units multiplied by the five-year average stock price as of the immediately preceding fiscal year-end. BMHC funds distributions by purchasing cash value life insurance on participants, which is owned by BMHC. BMHC maintains a qualifying trust, which is subject to claims of creditors, in order to otherwise assure payment of benefits to participants.

6 During 1997, as an additional incentive to attract a member of senior management, the Board of Directors granted options under the 1993 Plan for 50,000 shares to Mr. Mellor. These options vest at a rate of 20% annually for a period of five years. On February 5, 1997, Mr. Mellor was also granted options to purchase an additional 50,000 shares outside of BMHC's stock option plans. These options are not exercisable until BMHC achieves certain stock price levels designated by the Compensation Committee. To date, none of these options have vested; however, the options will vest in the year 2002 regardless of stock price levels.

7 In 1999, BMHC granted 189,500 shares from under the 1993 Plan. These options vest at a rate of 20% annually for a period of five years.

8 Mr. Smith was hired in November 1997 and only received compensation for the last two months of 1997.

STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

     In 1999, BMHC granted 10,500 shares from the 1992 Plan, 189,500 shares from the 1993 Plan and 15,750 from the 1993 Non-employee Director Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------
                                   Individual
                                     Grants
--------------------------------------------------------------------------------
                                   % of Total
                      Number of     Options
                     Securities    Granted to
                     Underlying    Employees   Exercise              Grant Date
                       Options     in Fiscal     Price   Expiration    Present
            Name    Granted(#)(1)   Year(2)    ($/Sh)(3)    Date     Value($)(4)

Robert E. Mellor       45,000        22.5%     $10.25      4/1/09     $295,200

Richard F. Blackwood   20,000          10%     $10.25      4/1/09      131,200

Ellis C. Goebel        15,000         7.5%     $10.25      4/1/09       98,400

William E. Smith       16,000           8%     $10.25      4/1/09      104,960

Paul S. Street         10,000           5%     $10.25      4/1/09       65,600

--------------------------------------------------------------------------------

See footnotes on following page.

-----------------

1 Options vest at a rate of 20% a year, unless the vesting schedule is accelerated by the Compensation Committee of the Board of Directors, according to the terms of the 1993 Plan. In the event of a change of control, as defined in the 1993 Plan, all outstanding options become exercisable immediately. Options expire 90 days after an optionee's employment with BMHC is terminated for any reason, unless the termination results from optionee's death, permanent disability, or retirement. In the case of an optionee's death or disability, a vested option does not expire until one year after optionee's death or disability. However, if an optionee retires, a vested option does not expire until three years after optionee's retirement. Options expire 10 years from the grant date. As of December 31, 1999, 20% of the options granted to executive officers and key employees in the last fiscal year were vested and are fully exercisable.

2 During the 1999 fiscal year, 21 of BMHC's 4,216 employees were granted options under the 1993 Plan and three (3) employees were granted options under the 1992 Plan. During the 1999 fiscal year, the total number of shares granted to executive officers and key employees was as follows:
     189,500 shares from the 1993 Plan and 10,500 shares from the 1992 Plan.

3 Represents the closing market price of BMHC's common stock on the day immediately preceding the grant date.

4 BMHC used the Black-Scholes model of option valuation to determine grant date present value. BMHC does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value that an executive officer realizes depends on the market value of BMHC's stock at a future date and may be more or less than the amount calculated. Estimated values under the Black-Scholes model are based on (a) an expected life of approximately six years; (b) an interest rate that represents the interest rate on a similar maturity coupon, U.S. Treasury Bond; (c) volatility calculated using weekly stock prices for seven years prior to the grant date; and (d) a zero future dividend yield.

AGGREGATED STOCK OPTIONS

     The table below provides information concerning aggregated unexercised stock options held as of the 1999 fiscal year-end and the stock options exercised during the 1999 fiscal year by the Named Executive Officers.

   AGGREGATED OPTIONS/ EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------

                                                              Number of Securities
                                                                   Underlying                   Value of Unexercised
                                                             Unexercised Options at            In-the-Money Options at
                                                              December 31, 1999(1)             December 31, 1999(1, 2)
                              Shares
                             Acquired         Value
         Name              on Exercise      Exercised     Exercisable    Unexercisable    Exercisable    Unexercisable
Robert E. Mellor                --             --            61,460         114,940        $ 34,350           -0-
Richard F. Blackwood            --             --            53,631          23,716        $239,188           -0-
Ellis C. Goebel                 --             --            35,271          17,849        $146,801           -0-
William E. Smith                --             --             6,200          14,800           - 0 -           -0-
Paul S. Street                  --             --             3,000          12,000           - 0 -           -0-
-----------------------------------------------------------------------------------------------------------------------

1 The table includes options vested under BMHC's stock option plans as of December 31, 1999, and from outside BMHC's stock option plans. The options are valued at the closing market price of the stock on December 31, 1999.

2 The values in these columns are the aggregate amount by which the market price per share of $10.25 on December 31, 1999, exceeded the respective exercise prices of each of the options.

COMPENSATION OF DIRECTORS

     In 1999, BMHC paid its non-employee directors a quarterly fee of $3,000 for their services on the Board of Directors, together with a fee of $2,000 for each meeting of the Board of Directors they attended. The non-employee directors were also paid a fee of $2,000 for each committee meeting of the Board of Directors they attended ($1,000 if the committee meeting was held in conjunction with a Board of Directors meeting, or was held by telephone and lasted less than four hours). All of the directors are reimbursed for their expenses for each Board of Directors and committee meeting attended. BMHC granted each director 2,250 shares from under the 1999 Non-Employee Director Stock Option Plan.

     In 1999, George E. McCown received a fee of $150,000 for his service as Chairman of the Board of Directors. Mr. McCown does not receive quarterly or meeting fees or stock options from BMHC's Non-Employee Director Stock Option Plan.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     Each of the Named Executive Officers and certain other officers have entered into Severance Agreements with BMHC or BMC West and its subsidiaries (the "Severance Agreement"). Under the terms of the Severance Agreement, a participating executive will be entitled to receive benefits if the executive's employment is terminated by BMHC without cause or by the executive for good reason within three years following a change in control of BMHC.

     The benefits payable to the Named Executive Officers under the Severance Agreement consist of a lump sum cash payment equal to 2.99 times the sum of (i) the executive's compensation (measured by the higher of the amount in effect at the time of termination or Change in Control), plus (ii) the highest cash bonus and profit sharing plan contribution during the three years prior to the Change in Control. In addition, under BMHC's stock option plans, the options vest upon a Change in Control.

     The Severance Agreement also includes all district managers, location managers, and all other key employees whose total annual compensation exceeds $60,000. This group of district managers, location managers and eligible employees are eligible to receive one year's cash compensation upon a Change in Control.

     A "Change in Control" includes: (i) a merger or consolidation of BMHC in which BMHC is not the continuing entity or the holders of BMHC's voting stock immediately prior to the transaction have less than the same proportionate interest in the continuing entity after the transaction; (ii) a sale or exchange of all or substantially all of the assets of BMHC; (iii) approval of a plan of liquidation or dissolution; (iv) a change, over a two-year period or less, in a majority of the Board of Directors that has not been approved by two-thirds of the directors in office at the beginning of the period; and (v) the acquisition by certain persons of 50% or more of BMHC's outstanding stock. A Change in Control does not include a transaction initiated by the Board of Directors and approved by a majority of independent directors (as defined in the Severance Agreement).

     The term "Cause" is defined as the commission of certain felonies, willful dereliction of duties, malicious conduct, and habitual neglect of duties. An executive's termination is for "Good Reason" if any of the following occur within six months of such termination: (i) material change in the executive's duties or position; (ii) a material decrease in compensation or benefits; (iii) certain relocations; and (iv) breach of the Severance Agreement.

     The Severance Agreement has an initial term of two years and thereafter is automatically renewed for a similar period, subject to cancellation or amendment by BMHC on or before a subsequent renewal date. Under the Severance Agreement, if any payments to the employee are subject to taxes, the Company will pay any additional taxes related thereto.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, BMHC's Compensation Committee consists of Peter S. O'Neill, Robert V. Hansberger, and Guy O. Mabry. None of BMHC's executive officers serves as a director of another corporation in a case where an executive officer of such other corporation serves as a director of BMHC.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which consists of three Non-employee Directors, decides on the compensation of BMHC's executive officers. The full Board of Directors reviews all decisions by the Compensation Committee relating to the compensation of BMHC's executive officers, except for awards under BMHC's 1992 Plan and 1993 Plan, which grant discretion to either the Compensation Committee or the Board of Directors.

     The Compensation Committee uses independent compensation consultants and studies to compare BMHC's compensation plans in general with compensation plans in BMHC's industry and with comparable sized companies in similar industries. In December 1999, the Compensation Committee reviewed both industry and national compensation surveys, with the assistance of AON Consulting, to measure the competitiveness of officer base salaries and total compensation. The Compensation Committee established goals for compensation plans for both executive officers and key employees for direct and deferred compensation.

     The Compensation Committee has considered the provisions to the Internal Revenue Code denying deductions for annual compensation to certain executives in excess of $1 million, subject to certain exceptions. BMHC's compensation structure has been such that it is not likely that the $1 million cap will affect BMHC in the near future. In the event any annual compensation to executives approaches the $1 million cap, BMHC will evaluate and comply with the regulations.

     COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. Compensation policies for executive officers follow the compensation policies for all employees. The policies emphasize the principle that compensation should be competitive as well as commensurate with both an employee's and BMHC's performance.

     BMHC's compensation policies for executive officers are structured to provide competitive compensation levels that integrate compensation with all BMHC's annual and long-term performance goals, reward above-average corporate performance, recognize an individual's initiative and achievements, provide mechanisms for the executive officers to provide for their own retirement, and assist BMHC in attracting and retaining qualified executives. Targets for total compensation are set at levels the Compensation Committee believes are consistent with others in BMHC's industry and comparable sized companies in similar industries. Actual compensation in any particular year may be above or below BMHC's competitors or comparable sized companies in similar industries, depending upon BMHC's performance.

     RELATIONSHIP OF PERFORMANCE UNDER COMPENSATION PLANS. Compensation paid to the executive officers in 1999, as reflected in the foregoing tables, consisted of the following elements: base salary, bonus, the value of stock options that were granted and which vested in 1999, and retirement plans.

     As a result of a competitive review of salaries in 1999, base salaries were adjusted for the executive officers to compare more closely to salaries of executives holding similar positions of responsibility in related industries. Any additional compensation paid to executive officers is based on BMHC's earnings, which results in aligning executive officers' and shareholders' interests with BMHC's profitability.

     BMHC's annual bonuses to its executive officers, except for Richard F. Blackwood and William E. Smith, reported in the third column of the Summary Compensation Table on page 17 are based on BMHC's earnings per share (EPS) and return on equity (ROE). The bonus of each division president is based on his division's earnings, return on net working capital and overall earnings per share of BMHC. The Compensation Committee sets performance targets in these areas with minimum performance hurdles combined with increasing bonus pay opportunities which are in direct correlation to the division's and BMHC's financial performance. In addition to financial performance, an officer's bonus is determined by his individual performance against predetermined objectives. The bonuses paid to executive officers who were employed by BMHC during 1998 and 1999 were up 29% from the prior year. The increased bonuses reflect BMHC's significantly improved EPS performance, up 50% and ROE up 36% over the prior year.

     BMHC's stock option plans are designed to reinforce long-term focus on both BMHC's performance and its stock performance. BMHC has granted stock options to executive officers under several option plans. In 1999, the Compensation Committee approved the grant of BMHC's common stock to its executive officers and key employees. Of the grants, 189,500 shares were from the 1993 Plan, and 10,500 shares were from the 1992 Plan. The options generally vest at a rate of 20% per year commencing on December 31, 1999, and expire 10 years from the grant date.

     The executive officers also participate in other employee benefit programs, including health insurance, group life insurance, and a 401(k) Plan. During the first quarter of 1999, BMHC matched 50% of the first 3% of salary and 25% of the next 2% of salary contributed by the employee to the 401(k) Plan. As of April 1, 1999, BMHC matched 50% of the first 6% of an employee's contribution. The increased match was funded by a modification to the 401(k) Profit Sharing Stock Plan. To supplement BMHC's 401(k) Plan, BMHC also provides a supplemental executive retirement plan ("SERP") in which the executive officers participate. The goal of the SERP is to provide an overall plan enabling employees to retire at age 65 after 30 years of service at an income level of at least 60% of pre-retirement pay. In 1999, BMHC funded the SERP for executive officers with funds between the range of 12.8%-14.7% of each executive officer's 1999 base salary. The Named Executive Officers participate in a plan in which they receive a number of units determined by dividing the allocated contribution by the average year-end closing price of BMHC's common stock for the prior five years. The value of each executive officer's account at any time is equal to the number of units multiplied by the five-year average stock price as of the immediately preceding year end. BMHC funds distributions from the purchase of cash value life insurance which BMHC owns on participants.

     CHIEF EXECUTIVE OFFICER'S 1999 COMPENSATION. The Compensation Committee's general approach to the Chief Executive Officer's ("CEO's") annual compensation is to establish a competitive annual base salary and to provide for additional compensation based on BMHC's actual performance during the year. This approach coincides with BMHC's general philosophy of providing compensation commensurate with the CEO's and BMHC's performance. As a result, the CEO's compensation may fluctuate from year to year.

     The President and Chief Executive Officer of BMHC also participates in the same bonus plan as other executive officers. In 1999, Mr. Mellor received an option for 45,000 shares of common stock at the fair market value on the grant date. In 1999, Mr. Mellor received a bonus of $417,700, and none of his performance based stock options vested.

     The Compensation Committee believes that this approach to the CEO's bonus relates a substantial part of the CEO's annual compensation to BMHC's annual performance results by aligning the CEO's compensation with shareholders' interests.

     The Compensation Committee's approach to the CEO's long-term compensation is to provide for retirement planning through BMHC's 401(k) Plan, the SERP discussed above, and through stock option plans implemented by BMHC to emphasize its long-term performance and its stock. The CEO participates in BMHC's three stock option plans. In May 1999, the CEO was granted options to acquire 45,000 shares of BMHC's common stock from the 1993 Plan. These options vest at a rate of 20% per year commencing on December 31, 1999 and expire 10 years from the grant date.

                             COMPENSATION COMMITTEE

                             Peter S. O'Neill, Chairman
                             Robert V. Hansberger
                             Guy O. Mabry

                                PERFORMANCE GRAPH

                     COMPARES 4-YEAR CUMULATIVE TOTAL RETURN
                     AMONG BUILDING MATERIALS HOLDING CORP.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

     The graph below compares BMHC's cumulative total return with the Nasdaq Market Index and a Peer Group Index from January 1, 1995, through December 31, 1999. Total return is based on an investment of $100 on January 1, 1995, and reinvestment of dividends through December 31, 1999. The Peer Group Indexes include publicly held building material distributors and similarly sized distributors of other products to the construction industry.(1)

              [THE FOLLOWING IS A LINE CHART IN THE PRINTED PIECE]



                              ---------------------FISCAL YEAR ENDING-----------------------
COMPANY/INDEX/MARKET          12/29/1995   12/31/1996   12/31/1997   12/31/1998   12/31/1999

Building Materials                107.27        89.09        76.36        88.18        74.55

Customer Selected Stock List       59.98        70.10        72.67        75.36        76.62

NASDAQ Market Index               129.71       161.18       197.16       278.08       490.46


                    ASSUMES $100 INVESTED ON JANUARY 1, 1995
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1999

(1) The 1999 Peer Group Index is composed of the following issuers: Wickes, Inc. and Wolohan Lumber Co.

                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

     Section 16(a) of the Securities Exchange Act of 1934 requires BMHC's executive officers, directors, and persons owning more than 10% of a registered class of BMHC's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish BMHC with copies of all Section 16(a) forms they file. Based solely on its review of such forms and written representations from certain reporting persons that they have complied with the relevant filing requirements, BMHC believes that all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with as of December 31, 1999.

INDEMNIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS

     BMHC's Bylaws provide that BMHC will indemnify its directors and executive officers and may indemnify its other officers, employees, and other agents to the fullest extent not prohibited by law. BMHC believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and requires BMHC to advance litigation expenses in the case of shareholder derivative actions or other actions against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. BMHC is also empowered under its Bylaws to enter into indemnification contracts with its directors and executive officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. In accordance with this provision, BMHC has entered into indemnity agreements with each of its directors and executive officers. BMHC also has in effect directors and executive officers liability insurance coverage.

     BMHC's Certificate of Incorporation provides that, under Delaware law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to BMHC and its shareholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to BMHC, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Currently, there is no pending litigation or proceeding involving a director, executive officer, employee, or other BMHC agent where indemnification is sought. BMHC is not aware of any threatened litigation that may result in indemnification claims by any director, executive officer, employee, or other agent.

     Any future transactions between BMHC and its executive officers, directors, and affiliates will be on terms no less favorable to BMHC than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of BMHC's disinterested directors.

                              SHAREHOLDER PROPOSALS

     Under Section 5(b) of BMHC's Bylaws, proposals by BMHC shareholders must be given in writing to BMHC's Secretary in a timely manner. A timely manner is defined as being delivered to or mailed and received at BMHC's principal executive office not less than 120 days prior to the date BMHC's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. No timely proposals were received.

                       SHAREHOLDER NOMINATION OF DIRECTORS

     Under Section 5(c) of BMHC's Bylaws, nominations for election to the Board of Directors by BMHC's shareholders must be received not less than 120 days prior to the date BMHC's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. The nomination must contain the information required by BMHC's Bylaws. No timely nominations were received.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented, persons named as proxies will vote in accordance with their best judgment on such matters.

                                       By Order of the Board of Directors

                                       /s/ Paul S. Street
                                       Paul S. Street
                                       Senior Vice President, General Counsel
                                       and Corporate Secretary

April 4, 2000

     A copy of BMHC's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1999, is available without charge upon written request to:

                                       Shareholder Services
                                       Building Materials Holding Corporation
                                       Attn:  Lesa D. Thomas,
                                       Assistant Corporate Secretary
                                       720 Park Boulevard, Suite 200
                                       Post Office Box 70006
                                       Boise, Idaho  83707-0106
                                       www.BMHC.com

                                   APPENDIX A

                     BUILDING MATERIALS HOLDING CORPORATION
                            2000 STOCK INCENTIVE PLAN

SECTION 1.     PURPOSE OF PLAN.

     The purpose of this 2000 Stock Incentive Plan (the "PLAN") of Building Materials Holding Corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, independent contractors and consultants by providing for or increasing the proprietary interests of such employees, independent contractors or consultants in the Company.

SECTION 2.     PERSONS ELIGIBLE UNDER PLAN.

     Any employee, independent contractor or consultant (each, a "PARTICIPANT") of the Company or any of its direct or indirect subsidiaries, including employees of Knipp Brothers Industries LLC or any of its affiliates, or any corporation that becomes a subsidiary after the adoption of this Plan (each, a "SUBSIDIARY"), shall be eligible to be considered for the grant of Awards (as defined in this Plan) under this Plan, provided that "Incentive Stock Options" (as defined herein) may only be granted to employees of the Company or any Subsidiary.

SECTION 3.     AWARDS.

     (a) On behalf of the Company, the Compensation Committee (as defined in this Plan) is hereby authorized to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of common stock, par value $0.001, of the Company (the "COMMON Stock"). The entering into of any such arrangement is referred to herein as the "GRANT" of an "AWARD."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Awards may be issued, and shares of Common Stock may be issued pursuant to an Award, for any lawful consideration as determined by the Compensation Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Any Award of an option to acquire shares of Common Stock shall be granted subject to the terms, conditions and restrictions contained in a stock option agreement (a "STOCK OPTION AGREEMENT") between the Participant and the Company. Subject to the provisions of this Plan, the Compensation Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is an officer of the Company, to pay the purchase price of the shares of Common Stock or other property issuable pursuant to such Award, and such recipient's tax withholding obligation, if any, with respect to such issuance, in whole or in part, by any one or more of the following:

               (A)  the delivery of cash;

               (B) the delivery of other property deemed acceptable by the Compensation Committee;

               (C) the delivery of previously owned shares of capital stock of the Company or other property; or

               (D) a reduction in the amount of Common Stock or other property otherwise issuable pursuant to such Award;

          (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Compensation Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Compensation Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company, the termination of the employment of the Participant or an event of the type described in Section 7 hereof;

         (iii) provisions relating to the status of an Award as an incentive stock option (an "INCENTIVE STOCK OPTION") under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), including but not limited to:

               (A) a requirement that the exercise price for each Incentive Stock Option granted hereunder shall be not less than one hundred percent (100%) of the Fair Market Value (as defined in this Plan) of the Common Stock on the date such Award is granted to a Participant (110% if the Participant owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary);

               (B) a provision that any Incentive Stock Option granted under this Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative in the event of the Participant's death or disability;

               (C) a provision that for so long as required under Section 422 of the Code and the regulations promulgated thereunder, during the term of the Plan, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are first exercisable by a Participant under this Plan and all other plans of the Company, its parent or any Subsidiary during any calendar year shall not exceed $100,000 and options in excess of such amount shall be treated as non-qualified stock options. For the purpose of this paragraph, the Fair Market Value of the Common Stock shall be determined at the time the Incentive Stock Option is granted;

               (D) a requirement that an Incentive Stock Option may not be exercised after the expiration of ten years from the date such Option is granted to a Participant (five years if the Participant owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary); and

               (E) a provision that the Participant notify the Company in writing of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or other disposition occurs (i) within two years of the grant of the Incentive Stock Option or
     (ii) within one year of the issuance of the shares of Common Stock to the Participant.

          (iv) a right to repurchase the Common Stock acquired upon exercise of an Award if Participant's employment or association with the Company or any Subsidiary is terminated for any reason, or in other circumstances, at either the exercise price thereof or the Fair Market Value thereof on the last day of the month preceding the month in which such termination or other circumstance occurs; provided, however, that if the right to repurchase is at the exercise price thereof, such repurchase right shall lapse at the rate of at least 20% of the shares per year over five years from the date the Award is granted. Such repurchase right shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Awards after the date of termination, within 90 days after the date of exercise). Each certificate representing Common Stock subject to such provisions shall bear a legend to the effect that such shares are subject to certain repurchase rights of the Company;

          (v) a provision that upon a termination of employment for cause, the Participant will not be entitled to exercise any Award or other rights at any time after such termination. For purposes of this Plan, "CAUSE" is defined as:
(i) an act of dishonesty or willful misconduct; (ii) a breach of fiduciary duty owed to the Company, any Subsidiary or its stockholders involving personal profit or any other material breach of fiduciary duty; (iii) an act of fraud, embezzlement, malfeasance or misappropriation of Company property or any Subsidiary's property; (iv) a conviction of an illegal act or felony, or use of illegal drugs or controlled substances; or (v) a willful failure to perform reasonable duties, responsibilities or instructions from the Company or any Subsidiary; or

          (vi) a provision entitling a Participant or Permitted Transferee to exercise any of such Participant's or Permitted Transferee's non-statutory stock options for a period of thirty-six (36) months from the date of such Participant's retirement from employment after age 65 in accordance with the Company's then-current retirement policy (or the then-current retirement policy of any parent or subsidiary, if applicable), to the extent the Participant or Permitted Transferee was entitled to exercise such non-statutory stock options on the date of the Participant's retirement, and provided that the actual date of exercise is in no event after the expiration of the term of the option. In the event that a Participant intends to retire from employment after age 65 and such Participant is the holder of one or more Incentive Stock Options, then such Participant shall be entitled, for a period of sixty (60) days ending on the date which is six (6) months prior to the Participant's date or retirement, to elect to convert one or more Incentive Stock Options into non-statutory stock options by written request received by the Company within such sixty (60) day period and, thereafter, such newly converted non-statutory stock options shall be issued by the Company to such Participant in exchange for such Incentive Stock Options and shall be subject to the thirty-six (36) month exercise period set forth herein; provided that such Participant actually retires on his or her retirement date. In the event a Participant fails to convert any Incentive Stock Option hereunder, then such Incentive Stock Options shall be governed by the provisions of Section 3(e)(v) below.

     (e) Notwithstanding anything to the contrary herein, any Award of an option to acquire shares of Common Stock granted under this Plan shall comply with the following provisions:

          (i) the exercise price per share of Common Stock of such option shall not be less than, in the case of Incentive Stock Options, 100% of the Fair Market Value of a share of Common Stock at the time the option is granted, except that the exercise price shall be 110% of the Fair Market Value in the case of any person who owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary. In the case of non-qualified stock options, such option shall not be less than 85% of the Fair Market Value of a share of Common Stock at the time the option is granted;

          (ii) the exercise period of the option shall not be more than 120 months from the date the option is granted;

          (iii) the option shall be nontransferable other than by will or the laws of descent and distribution; provided, however, that the transfer by a Participant to a trust created by the Participant for the benefit of the Participant or the Participant's family which is revocable at any and all times during the Participant's lifetime by the Participant and as to which the Participant is the sole trustee during his or her lifetime, will not be deemed to be a transfer for purposes of this Plan. In addition, under such rules and regulations as the Board or Compensation Committee may establish pursuant to the terms of this Plan, a beneficiary may be designated with respect to an option grant in the event of the death of a Participant. If the estate of the Participant is the beneficiary with respect to such grant, any rights with respect to such grant may be transferred to the person or entity (including a trust) entitled thereto under the will of such Participant or pursuant to the laws of descent and distribution. Notwithstanding the foregoing, the Board or Compensation Committee may, in its discretion, authorize all or a portion of any option to be granted to a Participant to be on terms which permit transfer by such Participant to (A) the spouse, children or grandchildren of the Participant (collectively, the "Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, (C) a partnership in which such Immediate Family Members are the only partners, or (D) any other person or entity that the Board or Compensation Committee, in its discretion, may permit (collectively, when so approved by the Board or Compensation Committee, a "Permitted Transferee"); provided that (1) such option is not an Incentive Stock Option, (2) the option agreement pursuant to which such option is granted is approved by the Board or Compensation Committee, and expressly provides for transferability in a manner consistent with this Section 3(e)(iii), and (3) subsequent transfers of transferred options are prohibited except those in accordance with this Section 3(e)(iii). Following transfer, any such option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 3(e)(iii), Section 8 and Section 11 hereof, the term "Participant" shall be deemed to refer to the Permitted Transferee. In addition, any provisions regarding termination of employment pursuant to Section 3(d)(ii), Section 3(d)(iv), Section 3(d)(v) or Section 3(e)(v) hereof shall continue to be applied with respect to the original Participant. Following termination of a Participant, options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in, Section 3(d)(v) or Section 3(e)(v), as applicable. Unless otherwise required by this Plan, the Company shall have no obligation to notify the Permitted Transferee as to events that may affect the exercisability or expiration of any option, including, without limitation, the original Participant's termination of employment or association with the Company or any Subsidiary. Before any transfer becomes effective, the intended transferee (or his or her parents or legal guardians or agents) must execute an assumption agreement describing the rights and obligations of the intended transferee including, without limitation, who has the power to exercise the option (if the intended transferee is a minor, partnership, trust or corporation or otherwise is not readily apparent who has the authority to exercise such option), who is responsible for taxes and to whom notices are to be delivered;

          (iv) in the case of an option granted to persons other than officers or consultants of the Company or its affiliates, the option's vesting period shall be at least 20% per year over five years from the date the option is granted, subject to reasonable conditions including, without limitation, continued employment; in the case of an option granted to officers or consultants of the Company or its affiliates, the option shall vest at any time or during any period established by the Compensation Committee;

          (v) unless employment is terminated for cause (as defined above), the optionee shall be entitled to exercise his or her options after termination of employment as follows:

               (A) at least six (6) months from the date of termination if termination was caused by death or disability within the meaning of Section 22(e)(3) of the Code; and

               (B) at least thirty (30) days from the date of termination if termination was caused by other than death or disability;

          (vi) all optionees shall be provided with financial statements at least annually unless all optionees are key employees of the Company whose duties in connection with the Company assure them the equivalent information; and

          (vii) the option shall be clearly identified as to its status as an "Incentive Stock Option" or a "non-qualified stock option."

     (f) Notwithstanding anything to the contrary herein, all grants of an Award under this Plan shall be at (i) in the case of Incentive Stock Options, one hundred percent (100%) or more of the Fair Market Value of the shares of Common Stock underlying such Award as of the date of grant, and (ii) in the case of all other Awards, not less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock as of the date the Award is granted.

     (g) Notwithstanding anything to the contrary herein, in no event may the Board or Compensation Committee (i) amend the terms of any Award to provide for a lower exercise price after the date of grant of such Award, or (ii) issue new Awards in exchange for the cancellation of outstanding Awards, unless approved by a majority of the Company's shareholders.

SECTION 4.     STOCK SUBJECT TO PLAN.

     (a) Subject to adjustment as provided in Section 7, at any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed Six Hundred Thousand (600,000) shares, plus an automatic annual increase on the first day of each of the Company's fiscal years beginning in 2001 equal to the lesser of One Hundred Thousand (100,000) shares of Common Stock or two percent (2%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or, alternatively, an amount determined by the Board of Directors of the Company (the "BOARD"); provided, however, that the maximum number of shares issuable under this Plan shall in no event exceed One Million One Hundred Thousand (1,100,000) shares of Common Stock, as adjusted for any stock splits or dividends; and provided further that adjustments pursuant to Section 7 with respect to Incentive Stock Options issued under this Plan, shall be limited to those that will not adversely affect the status of options as Incentive Stock Options.

     (b) For purposes of Section 4(a) of this Plan, the aggregate number of shares of Common Stock issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of shares of Common Stock that were issued prior to such time pursuant to Awards granted under this Plan, other than shares of Common Stock that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; plus

          (ii) the maximum number of shares of Common Stock that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

     (c) For clarification purposes, if an Award expires or becomes unexercisable without having been exercised in full, or is surrendered or exchanged, the unpurchased shares of Common Stock which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated); provided, however, that shares of Common Stock that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, unless they are repurchased by the Company at their original purchase price.

     (d) The aggregate number of shares of Common Stock subject to Awards granted to any one Participant in any one year shall not exceed One Hundred Thousand (100,000) shares. Such number shall be subject to adjustment as provided in Section 7; provided, however, that to the extent the Compensation Committee deems necessary, adjustments pursuant to Section 7 shall be limited to those that will not adversely affect the status of Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code.

SECTION 5.     DURATION OF PLAN.

     No Awards shall be made under this Plan after February 18, 2010. Although shares of Common Stock may be issued after February 18, 2010 pursuant to Awards made on or prior to such date, no shares of Common Stock shall be issued under this Plan after February 18, 2020 (the "TERMINATION DATE").

SECTION 6.     ADMINISTRATION OF PLAN.

     (a) This Plan shall be administered by the Compensation Committee (the "COMPENSATION COMMITTEE") of the Board consisting of two or more directors. With respect to any Awards intended to qualify for the "performance-based compensation" exception in Section 162(m) of the Code, the Compensation Committee shall, to the extent necessary, consist of two or more directors each of whom is an "outside director" within the meaning of Section 162(m) of the Code and such Award shall not be subject to Board approval. With respect to any Award subject to, and intended to be exempt from, Section 16 of the Securities Exchange Act of 1934, as amended, such Award shall be granted in accordance with the provisions of Rule 16b-3 of the Rules promulgated under the Securities Exchange Act.

     (b) Subject to the provisions of this Plan, the Compensation Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

         (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant thereto;

          (iv) accelerate the exercisability of an Award or extend the period during which an owner of an Award may exercise his or her rights under such Award (but not beyond the Termination Date);

          (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

          (vi) interpret and construe this Plan and the terms and conditions of any Award granted this Plan.

SECTION 7.     ADJUSTMENTS.

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than cash dividends) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction or this Plan shall provide otherwise, the Compensation Committee shall make appropriate and proportionate adjustments in (a) the number, exercise price and type of shares or other securities or cash or other property, as applicable, that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and
(c) the maximum number of shares of Common Stock that may be subject to Awards granted during any twelve-month period to any Participant, as provided in
Section 4(e) hereof; provided, however, that no adjustment shall be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided, further, that no such adjustment shall be made to the extent the Compensation Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

SECTION 8.     AMENDMENT AND TERMINATION OF PLAN.

     The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

     (a) No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

     (b) If an amendment to this Plan would (i) increase the maximum number of shares of Common Stock that may be issued pursuant to (A) all Awards granted under this Plan, (B) all Incentive Stock Options granted under this Plan, or (C) Awards granted under this Plan during any calendar year to any one Participant,
(ii) change the class of persons eligible to receive Awards under this Plan, or
(iii) affect this Plan's compliance with applicable provisions of the Code, as amended from time to time, the amendment shall be subject to approval by the Company's shareholders to the extent required to comply with Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.

SECTION 9.     EFFECTIVE DATE OF PLAN.

     This Plan shall be effective as of February 18, 2000, the date upon which it was approved by the Board; provided, however, that no shares of Common Stock may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the outstanding securities of the Company entitled to vote for directors, which approval shall be obtained within twelve months from the date hereof.

SECTION 10.    DEFINITION OF FAIR MARKET VALUE.

     For purposes of this Plan, "FAIR MARKET VALUE" of the Company's Common Stock shall mean (i) if the shares of Common Stock are listed on the NASDAQ National Market, the closing sales price of the Common Stock on the relevant date as reported in the Wall Street Journal, (ii) if the shares of Common Stock are not listed on the NASDAQ National Market, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the relevant date, or (iii) if the shares of Common Stock are not listed on the NASDAQ National Market or quoted on NASDAQ, an amount determined in good faith by the Board or Compensation Committee.

SECTION 11.    NO STOCKHOLDER AND EMPLOYMENT RIGHTS.

     (a) A Participant shall have no stockholder rights with respect to the shares of Common Stock subject to his or her outstanding Awards until such shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

     (b) Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company, its parent or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company, its parent or any Subsidiary or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                                   APPENDIX B

                     BUILDING MATERIALS HOLDING CORPORATION

                           SECOND AMENDED AND RESTATED
                        NON-EMPLOYEE DIRECTOR STOCK PLAN

     1.   PURPOSE.

     The purpose of the Second Amended and Restated Non-Employee Director Stock Plan (the "Amended Director Plan") of Building Materials Holding Corporation (the "Company") is to promote the interests of the Company by attracting and retaining highly qualified independent directors by providing such individuals with an investment interest in the Company's future success.

     2.   DEFINITIONS.

     The following definitions shall apply to this Amended Director Plan:

          (a) "ANNUAL ISSUE DATE" shall mean, for each fiscal year, the date on which the stockholders of the Company have their regular annual meeting.

          (b) "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

          (c) "ELIGIBLE DIRECTOR" shall mean any person who is a member of the Board and who is not a full or part-time employee of the Company or of any parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code of 1986, as amended) of the Company, and who has not been an employee of the Company or of any parent or subsidiary of the Company within one
(1) year prior to participation in this Amended Director Plan.

          (d) "INITIAL ISSUE DATE" shall mean the later of (i) the date on which an Eligible Director is first elected as a member of the Board by action of the stockholders of the Company, or (ii) in the case of a director who has been an employee of the Company or a parent or subsidiary of the Company, the date on which such director becomes an Eligible Director.

          (e)  "SHARES" shall mean shares of the Common Stock of the Company.

     3.   ADMINISTRATION.

          (a) GENERAL. This Amended Director Plan shall be administered by the Board in accordance with the express provisions of this Amended Director Plan.

          (b) POWERS OF BOARD. The Board shall have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with this Amended Director Plan as may be necessary for the administration of this Amended Director Plan. Notwithstanding the foregoing, the Company shall have no authority or discretion as to the persons eligible to receive Shares under this Amended Director Plan, which matters are specifically governed by the provisions of this Amended Director Plan.

     4.   RESTRICTIONS.

     All Shares proposed to be issued under this Amended Director Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of such Shares issuable under this Amended Director Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuing of such Shares, such Shares may not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     5.   SHARES SUBJECT TO AMENDED DIRECTOR PLAN.

          (a)  AGGREGATE NUMBER. Subject to adjustment in accordance with
Section 7(b), a total of 187,500 Shares are reserved for issuance under this Amended Director Plan, of which 99,000 shares are currently outstanding. Shares issued under this Amended Director Plan may be unissued Shares or reacquired Shares.

          (b) RIGHTS AS STOCKHOLDER. No Eligible Director and no beneficiary or other person claiming under or through such Eligible Director shall have any rights as a stockholder with respect to Shares until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a stock certificate evidencing the Shares. Subject to Section 7(b), no adjustment shall be made for dividends or other events for which the record date if prior to the date the certificate is issued.

          (c) RIGHTS WITH RESPECT TO SHARES. No Eligible Director and no beneficiary or other person claiming under or through such Eligible Director shall have any right, title or interest in or to any Shares until such Shares are duly issued pursuant to the terms of this Amended Director Plan.

     6.   NONDISCRETIONARY AWARDS.

     Shares will be automatically issued to the Eligible Directors as follows:

          (a) INITIAL ISSUANCES. On the Initial Issue Date, the Company shall issue to each Eligible Director (except for the Eligible Directors who are members of the Board as of the effective date of this Amended Director Plan) the number of Shares equal to Twenty-Five Thousand Dollars ($25,000) divided by the closing price on the relevant Initial Issue Date of one Share on the Nasdaq National Market, rounded up to the nearest 100 shares, for a purchase price of $0.01 per Share.

          (b) REGULAR ANNUAL ISSUANCES. On each Annual Issue Date, immediately after the annual election of directors, the Company shall issue to each Eligible Director then in office the number of Shares equal to Twenty-Five Thousand Dollars ($25,000) divided by the closing price on the relevant Annual Issue Date of one Share on the Nasdaq National Market, rounded up to the nearest 100 shares, for a purchase price of $0.01 per Share.

          (c)  ADJUSTMENT. The number of Shares issued in accordance with this
Section 6 shall be subject to adjustment in accordance with Section 7(b).

     7.   TERMS OF AWARDS.

          (a) TERMINATION OF MEMBERSHIP ON THE BOARD. If an Eligible Director's membership on the Board terminates for any reason, no further Shares shall be issued under this Amended Director Plan to such Eligible Director on or after such date of termination.

          (b) CAPITALIZATION CHANGES. If any change is made in the Shares subject to this Amended Director Plan through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any other capital reorganization, the Board shall make appropriate adjustments as to the maximum number of Shares subject to this Amended Director Plan.

          (c) WITHHOLDING TAXES. Whenever Shares are to be issued under this Amended Director Plan, the Company shall have the right to require payment to the Company by the person to receive such Shares of an amount sufficient to satisfy federal, state and local withholding tax requirements prior to delivery of any certificate or certificates representing such Shares. Payment of withholding taxes may be made by delivery of Company stock to the Company.

     8.   LEGAL REQUIREMENTS.

     Shares shall not be offered or issued under this Amended Director Plan unless the offer, issuance and delivery of such Shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition precedent to the issuance of Shares pursuant to an award under this Amended Director Plan, the Company may require an Eligible Director to take any reasonable action to comply with such requirements. Any certificates representing Shares shall bear appropriate legends.

     9.   AMENDMENT AND INTERPRETATION OF AMENDED DIRECTOR PLAN.

          (a) STOCKHOLDER APPROVAL REQUIRED. The Board may amend this Amended Director Plan at any time. No amendment adopted without stockholder approval may
(i) increase the number of Shares which may be issued hereunder, (ii) modify the requirements as to eligibility for participation, or (iii) materially increase the benefits accruing under this Amended Director Plan.

          (b) PROHIBITED AMENDMENTS. No amendment shall change the nondiscretionary manner in which awards are made under Section 6.

          (c) INTERPRETATION. Questions of interpretation of any of the provisions of this Amended Director Plan shall be resolved by legal counsel for the Company selected by the Chief Executive Officer of the Company.

     10.  TERMINATION OR SUSPENSION OF AMENDED DIRECTOR PLAN.

     The Board at any time may suspend or terminate this Amended Director Plan. This Amended Director Plan, unless sooner terminated, shall terminate on February 19, 2008. No Shares may be issued under this Amended Director Plan while this Amended Director Plan is suspended or after it is terminated.

     11.  EFFECTIVE DATE; STOCKHOLDER APPROVAL.

     This Amended Director Plan has been approved by the Board and shall become effective on February 18, 2000, subject to its approval by the stockholders of the Company. If the stockholders fail to approve this Amended Director Plan, within twelve (12) months from the effective date hereof, the Amended and Restated Non-Employee Director Stock Option Plan shall continue in effect in the form existing prior to this amendment.

     12.  DIRECTOR STATUS.

     Nothing in this Amended Director Plan or in any instrument executed pursuant hereto shall confer upon any Eligible Director any right to continue as a member of the Board of the Company or any parent or subsidiary thereof.

     13.  OTHER PLANS.

     Nothing in this Amended Director Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

     14.  APPLICABLE LAW.

     This Amended Director Plan shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Delaware, excluding choice of law provisions thereof.

     15.  SUCCESSORS AND ASSIGNS.

     This Amended Director Plan shall be binding upon the successors and assigns of the Company and upon each Eligible Director and such Eligible Director's heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

     Approved by the Board on February 18, 2000.

                     BUILDING MATERIALS HOLDING CORPORATION
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 4, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Mellor, Ellis C. Goebel, and Paul S. Street, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in Building Materials Holding Corporation.

Please sign and date on the reverse side and mail promptly. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF
                     BUILDING MATERIALS HOLDING CORPORATION
                                   MAY 4, 2000
                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

     YOUR CONTROL NUMBER IS

                 Please Detach and Mail in the Envelope Provided

[X]A       PLEASE MARK YOUR
           VOTES AS IN THIS
           EXAMPLE.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 4.

1.   Election of Directors

NOMINEES:                                     FOR                      WITHHELD
                                              [_]                        [_]
George E. McCown
Robert E. Mellor
Alec F. Beck
H. James Brown
Wilbur J. Fix
Robert V. Hansberger
Donald S. Hendrickson
Guy O. Mabry
Peter S. O'Neill


Instructions: To withhold authority
to vote for any individual nominee,
write that nominee's name in the
space provided below:

-----------------------------------

                                              FOR    AGAINST  ABSTAIN  WITHHELD
2. Adopt BMHC's 2000 Stock Incentive Plan.    [_]      [_]      [_]      [_]

3. Adopt BMHC's Second Amended and Restated   FOR    AGAINST  ABSTAIN  WITHHELD
   Non-Employee Director Stock Plan.          [_]      [_]      [_]      [_]

4. In their discretion, the proxies are
   authorized to vote upon such other
   business as may properly come before
   the meeting.

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON ALL MATTERS, THEN PROPOSALS 1 THROUGH 4, IF UNMARKED, WILL RECEIVE YOUR VOTES. PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


                              NO        YES
DO YOU PLAN TO ATTEND         [_]       [_]
THE ANNUAL MEETING?

SIGNATURE(S)_______________ DATE________ SIGNATURE(S)_______________ DATE_______

     NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such. If shares held by corporation, sign in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.